EXHIBIT 99.1
ProPetro Announces Contract for a 4th FORCE® Electric Hydraulic Fracturing Fleet

MIDLAND, Texas, December 19, 2024, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) has entered into a term contract to provide electric hydraulic fracturing services to a large independent Permian-focused oil and gas operator.
ProPetro’s Chief Executive Officer, Sam Sledge, commented, “We are pleased to announce another key strategic step for ProPetro as we deploy another of our industry-leading FORCE® electric frac fleets with a valued Permian operator. We now have four FORCE® electric fleets on term contracts and continue to experience industry-leading performance from our active fleets that are delivering value to our customers through efficient completions performance. Today's announcement reinforces our strategy's validity and our drive to build an efficient and profitable business here at ProPetro. Our four FORCE® fleets will now require approximately 165 megawatts of mobile power generation equipment in support of the operations called for in their current term contracts. This announcement further supports our expectations regarding the growth in mobile power demand for electric-powered hydraulic fracturing fleets, among other oil and gas and industrial projects. We believe our recently announced mobile power generation solutions business, ProPWR℠, is well-positioned to effectively provide services to support this growing demand and will benefit from these favorable trends, which are accelerating not only in the oil and gas industry but also for AI data centers and other industrial purposes."
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com.
Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” "will," "should" and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, our business strategy, industry, projected financial results and future financial performance, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy, our share repurchase program, and the anticipated commercial prospects of

EXHIBIT 99.1
ProPWR℠, including our ability to successfully commence operations, the demand for its services and anticipated benefits of the new business line. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for mobile power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to the conflict in the Israel-Gaza region and the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, the risk of a global recession, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contacts:

David Schorlemer
Chief Financial Officer
david.schorlemer@propetroservices.com
432-227-0864

Matt Augustine
Director, Corporate Development and Investor Relations
matt.augustine@propetroservices.com
432-219-7620